Blue Sphere Corporation Announces Appointments to Its Board of Directors

LONDON, United Kingdom - April 20, 2010 – Blue Sphere Corporation (OTCBB: BLSP) (the "Company" or “Blue Sphere”), a company in the Cleantech sector as an Emission Reduction project integrator, is pleased to announce that the Company has appointed Eli Weinberg and Shlomi Palas to its board of directors. Mr. Weinberg will act as non executive chairman.

Eli Weinberg has served as CEO of leading companies since 1986. Mr. Weinberg was CEO of Delta Galil Europe Ltd., a multinational leading company in its field and CEO of Amnir Recycling Industries Ltd., the leading Israeli Company in the field of environment. Mr. Weinberg also held CEO and CFO positions at Tradetex International Inc., a multinational company involved in fishing ships equipment and chemicals and Scitex Europe Ltd., a well known Hi-tech company in the field of imaging. Throughout his career Mr. Weinberg has been involved in manufacturing and commercial activities in many parts of the world, including China and Eastern Europe. In 1991 Mr. Weinberg was awarded the Outstanding Manager Award from the Israeli Ministry of Industry & Trade. Mr. Weinberg is an expert in environmental business. He was elected as Chairman of the environment desk at the Israeli Chamber of Commerce, and represented the State of Israel in various international events.

Shlomo Palas is Blue Sphere's Chief Executive Officer. Mr. Palas has held executive positions at a number of leading Israeli firms, such as Office Depot and acted as senior consultant with Mitzuv, a leading management consulting firm. During the past four years, Mr. Palas has been involved with the renewable and clean tech industries in the following forms: business development activity in China; initiated a large scale solar farm; initiated the largest commercial Algae farm in the world in China; managed agricultural projects designated for the Biodiesel industry including Jatropha and Castor planting; and establishment of a management Company for the Biodiesel plantation purposes.

Through these activities, Mr. Palas has gained vast experience in renewable and clean tech manufacturing, off-take contracts with leading petrol companies, fund raising for those industries, and developed a vast network with private and government sectors in many cities across China and is knowledgeable about legal/financial structuring.

For further information please contact the company at 888-309-9088 or info@bluespherecorporate.com.

About Blue Sphere Corporation

Blue Sphere Corp. is a company in the cleantech sector as an Emission Reduction Project Integrator.

For further information please visit the Company's website www.bluespherecorporate.com

This news release contains “forward-looking statements.” Statements in this press release, which are not purely historical, are forward-looking statements and include statements concerning the Company’s business outlook or future economic performance, anticipated revenues, expenses or other financial items; plans and objectives related thereto; and assumptions or expectations relating to any future events, conditions, performance or other matters.

Such forward-looking statements include, among others, that we can perform on our first contract and sell CERs, including successfully raising financing for infrastructure and equipment, use technology that is effective at reducing N2O emissions, and complete the project as expectd; that the gross value of the project is over $58 million; that we can make a profit on the project and provide a return on equity; and that the Company can become a key player in the global carbon reduction market.

Forward-looking statements are subject to risks, uncertainties and factors include, but are not limited to, the nature of the carbon credit industry, including changing customer demand, changing regulatory requirements, different regulations across national borders, customer acceptance of our services and products, the impact of competitive services, products and pricing, dependence on existing management, that technology may not work as expected and general economic conditions.

In regards to our company, the following are also risk factors: our ability to finance operations and growth, our ability to attract and retain employees and consultants, competition from cheaper or more accepted competitors, whether our technology can perform under commercial conditions and our ability to keep control on costs. Readers should also refer to the risk disclosures outlined in disclosure documents filed by other start up environmental companies with the Securities and Exchange Commission available at www.sec.gov.

The Company assumes no obligation to update the information in this release.